FORM 4K

SUMMARY FORM - INCENTIVE STOCK OPTIONS

Re:  RADIUS EXPLORATIONS LTD. (the "Issuer")

SEDAR Project #:


1.   New Options Proposed for Acceptance:

Date of Grant: April 2, 2003

                    Position
                   (Director/
No. of
                    Employee/
Options
                   Consultant/ Insider? No. of
Granted
                   Management  Yes or   Optioned  Exercise Expiry
in Past
Name of Optionee   Company)    No       Shares    Price    Date
12 Months

Robert G. Wilson   Employee     No       25,000   $0.95  Apr. 2,
2008   Nil
Ralph Rushton      Employee     No       50,000   $0.95  Apr. 2,
2008   Nil

Total Number of optioned shares proposed for acceptance:  75,000

2.   Amended Options Proposed for Acceptance:

                     No. of    Amended   Original
                     Optioned  Exercise  Date of      New/Current
Name of Optionee     Shares    Price     Grant        Expiry Date

N/A

3. Other Presently Outstanding Options excluding those included in item 2 above):

                  No. of Optioned  Exercise  Original
Name of Optionee  Shares Remaining Price     Date of Grant
Expiry Date

Tim Osler           15,000         $0.65     Nov. 1, 1999    Oct.
31, 2004
Jock Slater         40,000         $0.65     Nov. 1, 1999    Oct.
31, 2004
Denise Kwan         30,000         $0.65     Nov. 1, 1999    Oct.
31, 2004
William Katzin      25,000         $0.65     Nov. 1, 1999    Oct.
31, 2004
Pedro Garcia        25,000         $0.65     Nov. 1, 1999    Oct.
31, 2004
Tom James           25,000         $0.65     Nov. 1, 1999    Oct.
31, 2004
Eugene Toffolo      21,000         $0.65     Nov. 1, 1999    Oct.
31, 2004
Yves Gervais        21,000         $0.65     Nov. 1, 1999    Oct.
31, 2004
Sally Whittall      10,000         $0.65     Nov. 1, 1999    Oct.
31, 2004
Mario Szotlender    40,000         $0.65     Dec. 13, 1999   Dec.
12, 2004
Yves Gervais        29,000         $0.60     Nov. 16, 2000   Nov.
15, 2005
Sonia Hernandez     25,000         $0.60     Nov. 16, 2000   Nov.
15, 2005
Pedro Garcia        25,000         $0.60     Nov. 16, 2000   Nov.
15, 2005
Ian Casidy          25,000         $0.60     Nov. 16, 2000   Nov.
15, 2005
Denise Kwan         20,000         $0.60     Nov. 16, 2000   Nov.
15, 2005
Sally Whittall      10,000         $0.60     Nov. 16, 2000   Nov.
15, 2005
Tim Osler           10,000         $0.60     Nov. 16, 2000   Nov.
15, 2005
Eugene Toffolo      54,000         $0.68     Jan. 12, 2001   Jan.
11, 2006
Jeff Franzen       125,000         $0.85     Jan. 25, 2001   Jan.
4, 2006
Mario Szotlender   140,000         $1.00     July 11, 2001   July
10, 2006
Robert Wasylyshyn   40,000         $1.00     July 11, 2001   July
10, 2006
Lino Larraga Rodriguez40,000       $1.00     July 11, 2001   July
10, 2006
Simon Ridgway      320,000         $0.68     Jan. 8, 2003    Jan.
7, 2008
Mario Szotlender   120,000         $0.68     Jan. 8, 2003    Jan.
7, 2008
Jock Slater        100,000         $0.68     Jan. 8, 2003    Jan.
7, 2008
Gregory Smith       50,000         $0.68     Jan. 8, 2003    Jan.
7, 2008
Denise Kwan         50,000         $0.68     Jan. 8, 2003    Jan.
7, 2008
Sally Whittall      50,000         $0.68     Jan. 8, 2003    Jan.
7, 2008
Rodrigo Matias      50,000         $0.68     Jan. 8, 2003    Jan.
7, 2008
Jorge Ganoza        50,000         $0.68     Jan. 8, 2003    Jan.
7, 2008
Tom James           50,000         $0.68     Jan. 8, 2003    Jan.
7, 2008
Tim Osler           30,000         $0.68     Jan. 8, 2003    Jan.
7, 2008
Pedro Garcia        25,000         $0.68     Jan. 8, 2003    Jan.
7, 2008
Yves Gervais        25,000         $0.68     Jan. 8, 2003    Jan.
7, 2008
Craig Bow          100,000         $0.90     Jan. 16, 2003   Jan.
15, 2008
Nicholas Glass     100,000         $0.90     Jan. 16, 2003   Jan.
15, 2008
David Farrell       80,000         $0.99     Jan. 28, 2003   Jan.
27, 2008
Robert Johnston     50,000         $0.99     Jan. 28, 2003   Jan.
27, 2008
Martin Male         50,000         $0.99     Jan. 28, 2003   Jan.
27, 2008
Harmen Keyser       40,000         $0.99     Jan. 28, 2003   Jan.
27, 2008
Ian Casidy          25,000         $0.99     Jan. 28, 2003   Jan.
27, 2008
Sonia Hernandez     25,000         $0.99     Jan. 28, 2003   Jan.
27, 2008
Tara Dean           10,000         $1.01     Feb. 7, 2003    Feb.
6, 2008


Total Number of shares optioned, including those proposed for
acceptance in 1 and/or 2 above:   2,275,000

4.  Additional Information

    (a)   If shareholder approval was required for the grant
          of options, state the date that the shareholder meeting
          approving the grant was or will be held:    N/A

    (b)   If applicable, state the date of the news release
          announcing the grant of options:    N/A

    (c)   State the total issued and outstanding share
          capital at the date of grant or amendment:   25,079,230

    (d)   State, as a percentage of the issued and
          outstanding shares of the Issuer indicated in (c)
          above, the aggregate number of shares that are subject
          to  incentive stock  options, including  new  options,
          amended options and other presently outstanding
          options:   9.1%

    (e)   Tier 2 Issuer:  If the new options are being
          granted pursuant to a stock option plan, state the
          number of remaining shares reserved for issuance under
          the plan:    N/A

    (f) If the Issuer has completed a public distribution of its securities within 90 days of the date of grant, state the per share price paid by the public investors:
N/A

    (g)   If the grant of options is not in complete
          accordance with Policy 4.4 - Director, Officer and
          Employee Stock Options, indicate where there are
          deviations, and explain why a waiver of Exchange policy
          is in the best interests of the Issuer and the
          investing public:   N/A